Exhibit 99.1

Pacific Health Care Organization Retains CB Capital Partners To Assist in Identifying Potential Merger and Acquisition Opportunities.

NEWPORT BEACH, Calif., October 12, 2017 (GLOBE NEWSWIRE) -- Pacific Health Care Organization, Inc., (the “Company”) (OTCQB: PFHO), a premier specialty workers’ compensation managed care company, announced today that it has retained CB Capital Partners Inc., a west-coast based investment banking firm, to act as its exclusive financial advisor.

Tom Kubota, President and CEO of Pacific Health Care Organization, said, “As a leader in comprehensive financial advisory services for growth companies, CB Capital Partners will be an important partner as we move forward with our strategic business plan.”

CB Capital Partners has been retained as a financial advisor to Pacific Health Care Organization and will assist the Company in executing its strategic plan.

“We are impressed with Pacific Health Care Organization’s management team and business strategy and see the Company as a leader in the workers’ compensation managed care industry,” said Chris Baclawski, CEO of CB Capital Partners, Inc. “We are pleased to be assisting them with the achievement of their business objectives and mergers and acquisitions needs.”

About CB Capital Partners, Inc.
CB Capital is a global financial advisory and investment firm, comprising three practices: asset management, investment banking, and global macroeconomic research. Its primary mission is to bring innovative and value-added solutions to its clientele through a conservative and disciplined application of its diverse professional institutional investment banking talents.
Since 2001, CB Capital Partners has leveraged its business acumen and network to offer merger, acquisition, corporate financing, restructuring, fairness opinion and other related advisory services to clients across several sectors, including healthcare services, technology, digital media, IT and other technology-enabled services.
For more information please visit http://www.CBCapital.com and http://www.CBCapitalresearch.com.

About Pacific Health Care Organization, Inc.
The Company is a specialty workers’ compensation managed care company providing a range of services primarily to California employers and claims administrators.  Workers’ compensation costs continue to increase due to rising medical costs, inflation, fraud and other factors.  Medical and indemnity costs associated with workers’ compensation in the state of California are billions of dollars annually.  The Company’s focus goes beyond the medical cost of a claim, with the goal of reducing the entire cost of the claim, including medical, legal and administrative costs.  Through its wholly-owned subsidiaries, the Company provides a range of effective workers’ compensation cost containment services, including but not limited to, Health Care Organizations, Medical Provider Networks, HCO + MPN, Workers’ Compensation Carve-Outs, Utilization Review,  Medical Bill Review, Nurse Case Management, Lien Representation and Medicare Set Aside

“Safe Harbor” Statement: Statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements, including, for example, statements relating to potential merger and acquisition opportunities.  Forward-looking statements are based on management’s current judgment, expectations, estimates, projections and assumptions about future events.  While management believes these statements are reasonable, such statements are not guarantees of future results and involve certain risks and uncertainties which are difficult to predict.  Therefore, actual results may differ materially from what is stated in any forward-looking statement due to a variety of factors.  Additional information regarding these factors is contained in the Company’s filings with the Commission, including without limitation, its annual report on Form 10-K and its quarterly reports on Form
10-Q.

All forward-looking statements speak only as of the date they were made.  The Company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

To view the Company’s annual reports, quarterly reports, current reports and other information the Company files with the U.S. Securities and Exchange Commission go to:  http://www.sec.gov.  You may also view our annual report on Form 10-K on our website at http://www.pacifichealthcareorganization.com.

Pacific Health Care Organization, Inc.
1201 Dove Street, Suite 300
Newport Beach, California 92660
(949) 236-8925
Website:  http://www.pacifichealthcareorganization.com
Contact:  Fred Odaka - CFO
Email:  fodaka@medexhco.com